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                                                                   Exhibit 10.20
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                 EXECUTIVE TERMINATION COMPENSATION AGREEMENT
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   This EXECUTIVE TERMINATION COMPENSATION AGREEMENT ("the Agreement") is
entered into as of August 24, 1999 by and between West Marine, Inc., a Delaware corporation (the "Company"), and Richard Everett, the undersigned individual ("Executive").

                                    RECITAL
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   The Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders for the Company to agree to pay Executive termination compensation in the event Executive should leave the employ of the Company under the circumstances described below. The Board also wishes to reward loyal and dedicated management personnel. Accordingly, the parties wish to enter into this Agreement to set forth the rights and obligations of the parties upon the termination of Executive's employment with the Company.

                                   AGREEMENT
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   In consideration of the mutual covenants and agreements set forth below, the
Company and Executive agree as follows:

   1.   Position.
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   Executive is currently employed as Chief Operating Officer of the Company.

   2.   Termination of Employment.
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   (a)  For Cause. Upon termination of Executive's employment with the Company
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for Cause (as defined below), the Company shall pay all accrued but unpaid salary, vacation and other benefits up to the date of termination. For purposes of this Agreement, the term "Cause" means personal dishonesty by Executive in performing his job duties or in any other respect or falsification of Company documents; gross negligence or incompetence in performing his job duties; Executive's insubordination or willful failure to follow Company policies, procedures, rules, regulations or management directives; actions by Executive that are seriously detrimental to the reputation of the Company; Executive's conviction of a criminal offense involving moral turpitude or in connection with Executive's performance of his job duties on behalf of the Company; or any willful misconduct by Executive.

   (b)  Without Cause. In the event that Executive's employment is terminated
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without Cause, then the Company shall continue to pay to Executive as a consultant, on the Company's regularly scheduled pay days, an amount equal to
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Executive's base salary, for such pay period, until the earlier to occur of: (i)
Executive is employed by another entity or is self-employed or (ii) eighteen
(18) months from the date of termination of Executive's employment (the "Severance Period"). Executive agrees to notify the Company in writing within 10 days of any such employment or self-employment. Health insurance benefits (e.g. medical, dental, optical, and mental health) and life insurance benefits with the same coverage provided to Executive prior to the termination, and in all other respects significantly comparable to those in place immediately prior to the termination, will be provided at the Company's cost (less any portion of such costs paid by Executive immediately prior to termination) over the Severance Period.

   (c)  Voluntary Termination. In the event that Executive resigns or otherwise
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voluntarily terminates his employment with the Company, Executive shall not be entitled to any form of additional salary, severance pay or any other similar benefit, except as provided in Section 2(f) below.

   (d)  Constructive Termination. In the event that Executive resigns or
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otherwise voluntarily terminates his employment with the Company as the result of a Constructive Termination then Executive will be entitled to receive the same benefits as if he were terminated without Cause as set forth in Section 2(b). For purposes of this section, a "Constructive Termination" shall be deemed
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to occur if (1)(A) there is a material adverse change in Employee's position causing such position to be of materially reduced stature or responsibility or
(B) a reduction of Employee's base compensation; and (2) within the 30-day period immediately following such material change or reduction Employee elects to terminate his employment voluntarily.

   (e)  Cooperation. Executive shall cooperate with the Company, as requested by
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the Company, for a period of three months, to effect a transition of Executive's responsibilities and to ensure that the Company is aware of all matters being handled by Executive. In addition, upon request by the Company, Executive agrees to cooperate to the extent necessary to protect the interests of the Company or any of its affiliates or related entities, including without limitation, in providing any information that Executive has about the Company's business and its operations and/or in providing truthful testimony as a witness or declarant in connection with any potential future litigation which may arise as to which Executive may have any relevant information.

   (f)  Consulting Services. If Executive is terminated pursuant to Sections
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2(b) or 2(d) hereof, the Company agrees to retain Executive as a consultant for a period commencing the day after the Severance Period and ending five (5) years from the date of termination, or if Executive terminates pursuant to Section 2(c), the Company agrees to retain Executive as a consultant for a period commencing the day after termination and ending five (5) years from the date of termination (the "Consulting Period"). The Company will use Executive's consulting services for a minimum of one (1) hour per month and a maximum of ten
(10) hours per month. The Company agrees to pay Executive an hourly rate determined by dividing his annual salary immediately prior to termination by 52 weeks and dividing that number by 40 hours. By way of example, if Executive's annual salary is $250,000 immediately prior to termination then the hourly
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consulting rate shall be $120 ((250,000/52)/40). The Company agrees to provide health insurance benefits (e.g. medical, dental, optical, and mental health) and life insurance benefits with the same coverage provided to Executive prior to the termination, and in all other aspects significantly comparable to those in place immediately prior to the termination, at the Company's cost (less any portion of such costs paid by Executive immediately prior to termination) over the Consulting Period.

   3.   Stock Options. Nothing contained herein shall in any way affect any
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options to purchase the Company's Common Stock that Executive has been or may be granted pursuant to the Company's 1993 Omnibus Equity Incentive Plan (the
"Plan") or earlier plan or otherwise. Such options shall be governed by the terms and conditions of the Plan and any related stock option or other agreements. Notwithstanding any language to the contrary in any stock option or other agreement, vesting of all outstanding options will terminate upon termination of Executive's employment and if such options are non-qualified options, Executive will be required to exercise such options by the earlier of
(i) five (5) years from the date of Executive's termination or (ii) the expiration date of such option as set forth in the related stock option or other agreement. To the extent the foregoing is inconsistent with any option agreement between the Company and Executive, the Company will use its best efforts to cause the Compensation Committee of the Board of Directors of the Company to amend such agreement to be consistent with terms hereof.

   4.   Confidential Information.
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   (a)  Delivery of Confidential Information. Upon request or when his
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employment with the Company terminates, Executive will immediately deliver to the Company all copies of any and all materials and writings received from, created for or belonging to the Company including, but not limited to, any which relate to or contain Confidential Information.

   (b)  Survival. The obligations under this Section shall survive termination
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of this Agreement for any reason.

   5.   Exclusive Employment and Non-Solicitation. During his employment with
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the Company, Executive will not do anything to compete with the Company's present or contemplated business, nor will he plan or organize any competitive business activity. During his employment with the Company, Executive will also not engage in any activity or enter into any agreement that conflicts with the interests of the Company or his job duties or obligations to the Company. Executive also will not within one (1) year after his employment terminates, directly or indirectly, hire, solicit, divert or attempt to hire, solicit, divert, or encourage to terminate or alter any relationship with the Company of any employee, independent contractor, supplier, customer, consultant or any other person or company without the Company's express written consent.

   6.   Assignment and Transfer. Executive's rights and obligations under this
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Agreement shall not be transferable by assignment or otherwise, and any purported
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assignment, transfer or delegation thereof shall be void. This Agreement shall inure to the benefit of, and be enforceable by, any purchaser of substantially all of Company's assets, any corporate successor to Company or any assignee thereof.

   7.   Associate Discount. Notwithstanding that Executive shall no longer be an
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Associate upon termination of his employment with the Company, Executive shall remain eligible for the Company's Associate Discount program for his lifetime if Executive's employment is terminated pursuant to Sections 2(b), 2(c) or 2(d) of this Agreement. Executive shall be subject to all other rules and regulations of the Associate Discount program then in effect.

   8.   Miscellaneous.
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   (a)  Governing Law. This Agreement shall be governed by and construed in
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accordance with the laws of the State of California.

   (b)  Entire Agreement. This Agreement contains the entire agreement and
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understanding between the parties as to the matters covered herein and supersedes any prior or contemporaneous written or oral agreements between them respecting the subject matter hereof. Parol evidence will be inadmissible to show agreement by and among the parties to any term or condition contrary to or in addition to the terms and conditions contained in this Agreement.

   (c)  Amendment. This Agreement may be amended only by a writing signed by
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Executive and either an officer of the Company (other than Executive) or other duly authorized agent of the Company.

   (d)  Remedy for Breach. The parties hereto agree that, in the event of breach
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or threatened breach of the covenants of Executive set forth in Sections 4 and
5, the damage or imminent damage to the value and the goodwill of the Company's business shall be inestimable, and that therefore any remedy at law or in damages shall be inadequate. Accordingly, the parties hereto agree that the Company shall be entitled to injunctive relief against Executive in the event of any breach or threatened breach of any of such provisions by Executive, in addition to any other relief (including damages) available to the Company under this Agreement or under law.

   (f)  Arbitration. With the exception of a suit for injunctive or equitable
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relief, in the event that a dispute arises concerning the interpretation or enforcement of this Agreement, or any other related matter, the parties agree that any such dispute shall be resolved by a three-member arbitration panel in San Francisco, California in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association. Executive therefore specifically waives any right to jury trial on such disputes. Such decisions and awards rendered by the arbitrator shall be final and conclusive and may be entered in any court having jurisdiction thereof as a basis of judgment and of the issuance of execution for its collection. The parties shall keep confidential the existence of the claim, controversy or disputes from third parties (other than arbitrator(s)), and the determination thereof, unless otherwise required by law.
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Nothing in this subsection 8(f) shall be construed as precluding the Company from bringing an action for injunctive relief or other equitable relief.

   The parties hereto have duly executed this Agreement as of the date set forth below next to their respective signatures.

                                   COMPANY

Date: August 24, 1999              By:     /s/ John Edmondson
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                                   Name:   John Edmondson
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                                   Title:  Chief Executive Officer
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                                   EXECUTIVE

Date: August 17, 1999              By:     /s/ Richard Everett
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                                                 Richard Everett